Exhibit 99.1

Corbus Pharmaceuticals Successfully Completes Warrant Call - Raises $11.3 mm in Total from 100% Exercise of CallableWarrants

Proceeds to fund Resunab™ Phase 2 studies in cystic fibrosis, systemic sclerosis and dermatomyositis

Company has $14.2 million of cash together with $3.8 million in expected milestone payments to fund operations into Q4 2016

Norwood, MA (August 27, 2015) – Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), a clinical stage drug development company targeting rare, chronic, and serious inflammatory and fibrotic diseases, announced today 100% of the outstanding warrants issued to investors in April 2014 through May 2014 (the “Investor Warrants”) were exercised during the call notice period which expired on August 26, 2015.

During the call period, the Company raised approximately $6.2 million (or $5.9 million net of expenses) and has raised a total of approximately $11.3 million of gross proceeds from the exercise of the Investor Warrants. As a result of the exercises of Investor Warrants, as of August 26, 2015, the Company had approximately $14.2 million of cash on hand and 37,535,000 shares of common stock outstanding. SternAegis Ventures, through Aegis Capital Corp. acted as the warrant solicitation agent.

The Company has the potential to receive $3.8 million in additional milestone payments from the Cystic Fibrosis Foundation related to the progress of the Resunab Phase 2 trial for the treatment of cystic fibrosis. The Company expects that the $18 million of combined financial resources, including the $3.8 million of expected payments from the Cystic Fibrosis Foundation, will fund operations into the fourth quarter of 2016.

“The exercise of 100% of the Investor Warrants reflects the strategic self-financing mechanism we built into our 2014 private placement and is a result of solid execution of our business plan,” said Yuval Cohen, Ph.D., Chief Executive Officer of the Company. “The full exercise of the Investor Warrants by our supportive investor base has significantly strengthened our cash position and simplified our capital structure. Importantly, we have the capital to fund all three of our planned Phase 2 clinical trials with Resunab™ in cystic fibrosis, systemic sclerosis and dermatomyositis,” added Dr. Cohen.

About Resunab™

Resunab™ is a novel synthetic oral endocannabinoid drug that preferentially binds to the CB2 receptor expressed on activated immune cells. CB2 activation triggers endogenous pathways that resolve inflammation and halt fibrosis. Pre-clinical and Phase 1 studies have shown Resunab to have a favorable safety, tolerability and pharmacokinetic profile. It has also demonstrated promising potency in pre-clinical models of inflammation and fibrosis. Resunab triggers resolution of inflammation by increasing production of “Specialized Pro-resolving Lipid Mediators of Inflammation” and anti-inflammatory mediators, while reducing production of pro-inflammatory mediators and tissue inflammation. Resunab has direct effects on fibroblasts to halt tissue scarring. In effect, Resunab triggers endogenous pathways to turn “off” chronic inflammation and fibrotic processes, without causing immunosuppression.

About Corbus

Corbus Pharmaceuticals Holdings, Inc. is a clinical stage pharmaceutical company focused on the development and commercialization of novel therapeutics to treat rare, chronic and serious inflammatory and fibrotic diseases. Our lead product candidate Resunab™ is a novel synthetic oral endocannabinoid drug that resolves chronic inflammation and fibrotic processes. Resunab is currently in Phase 2 studies for the treatment of diffuse cutaneous systemic sclerosis and skin-predominant dermatomyositis. A Phase 2 clinical trial with Resunab for the treatment of cystic fibrosis is scheduled to commence in 2015.

For more information, please visit www.CorbusPharma.com and connect with the Company on Twitter, LinkedIn, Google+ and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s operating capital, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor Contact

Jenene Thomas

Jenene Thomas Communications, LLC

Phone: +1 (908) 938-1475

Email: jenene@jenenethomascommunications.com

Media Contact

David Schull or Marissa Goberdhan

Russo Partners, LLC

Phone: +1 (858) 717-2310

Email: david.schull@russopartnersllc.com

Email: marissa.goberdhan@russopartnersllc.com

Source: Corbus Pharmaceuticals Holdings, Inc.

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